UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2005

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4845 US Hwy. 271 N.
Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.   Entry into a Material Definitive Agreement.

On November 4, 2005, Pilgrim's Pride Corporation (the “Company”) entered into a Broiler Production Agreement with Lonnie "Bo" Pilgrim, its Chairman, largest stockholder and a director, involving one of Mr. Pilgrim’s farms, providing the placement of Company-owned flocks on the farm during the grow-out phase of production. This contract is on terms substantially the same as contracts entered into by the Company with unaffiliated parties and can be terminated by either party upon completion of the grow-out of each flock. A copy of this agreement is filed as Exhibit 99.1 to this Form 8-K. Both the Company entering into this agreement, as well as the transactions contemplated thereby, were pre-approved by the Company’s Audit Committee on November 4, 2005 as required by the Company’s Code of Business Conduct and Ethics.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number   Description

99.1 Broiler Production Agreement dated effective November 15, 2005 between Pilgrim's Pride Corporation and Lonnie "Bo" Pilgrim.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: November 10, 2005           By: /s/ Richard A Cogdill
         Richard A. Cogdill
         Executive Vice President,
         Chief Financial Officer,
         Secretary and Treasurer

Exhibit Index
Exhibit
Number   Description

99.1 Broiler Production Agreement dated effective November 15, 2005 between Pilgrim's Pride Corporation and Lonnie "Bo" Pilgrim.